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                                                                     Exhibit 4.7


                                  [HAWK LOGO]


January 5, 1998


Mr. Norman C. Harbert
Harbert Family Limited Partnership
c/o Hawk Corporation
200 Public Square, Suite 30-5000
Cleveland, Ohio  44114

Mr. Ronald E. Weinberg
Weinberg Family Limited Partnership
c/o Hawk Corporation
200 Public Square, Suite 30-5000
Cleveland, Ohio  44114

Byron S. Krantz, Esq.
Krantz Family Limited Partnership
c/o Kohrman Jackson & Krantz P.L.L.
One Cleveland Center, 20th Floor
Cleveland, Ohio  44114


     Re: FIRST AMENDMENT OF STOCKHOLDERS' VOTING AGREEMENT


Gentlemen:

     This letter will amend that certain Stockholders' Voting Agreement, effective as of November 27, 1996, by and among Hawk Corporation, a Delaware corporation (the "Company"), Norman C. Harbert ("Harbert"), the Harbert Family Limited Partnership, an Ohio limited partnership ("Harbert FLP"), Ronald E. Weinberg, Sr. ("Weinberg"), the Weinberg Family Limited Partnership, an Ohio limited partnership ("Weinberg FLP"), Byron S. Krantz ("Krantz") and the Krantz Family Limited Partnership, an Ohio limited partnership ("Krantz FLP") (the "Agreement").

     The amendment described herein shall be effective only upon the effective date of the initial public offering of shares of Class A Common Stock described in the Company's Registration Statement on Form S-1 (Reg. No. 333-40535), as originally filed with the Securities and Exchange Commission on November 19, 1997, as amended from time to time (the "Effective Date"). Unless otherwise provided herein or the context requires otherwise, capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement.

     1. All references to Voting Stock in the Agreement shall include, but not be limited to, the shares of Series D Preferred Stock, par value $0.01 per share, of the Company now or hereafter owned by the parties.


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Mr. Norman C. Harbert
Harbert Family Limited Partnership
Mr. Ronald E. Weinberg
Weinberg Family Limited Partnership
Mr. Byron S. Krantz
Krantz Family Limited Partnership
January 5, 1998
Page 2

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     2. Section 1.1 of the Agreement is hereby amended and restated as follows:

          "1.1 Scope of Agreement. This Agreement shall govern (i) the voting of all shares of Voting Stock of which any party to this Agreement is now or hereafter becomes the legal or beneficial owner, including, without limitation, any shares of Voting Stock acquired upon the exercise of any stock options issued by the Company, and (ii) all action taken by any of the Stockholders with respect to any matter submitted to a vote of the stockholders of the Company. For purposes of this Agreement, the term "beneficial owner" shall have the meaning assigned to such term in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended. For purposes of this Agreement, it is hereby understood and agreed that Harbert, Weinberg and Krantz are, and that (upon succeeding to the rights and obligations of their respective fathers hereunder) the Designated Successors will be, the beneficial owners of the shares of Voting Stock now or hereafter owned by Harbert FLP, Weinberg FLP and Krantz FLP (or the successors thereof), respectively."

     3. Section 1.2 of the Agreement is hereby amended and restated as follows:

          "1.2 Restrictions on Transfer of Stock. This Agreement shall not restrict in any manner whatsoever the sale, transfer, pledge or other disposition of the shares of Voting Stock owned by any Stockholder; provided that the parties acknowledge that the Series D Preferred Stock is subject to the restrictions on transfer that are set forth in the Certificate of Designation of the Series D Preferred Stock that is incorporated by operation of law in the Second Amended and Restated Certificate of Incorporation of the Company, as amended and/or restated from time to time."

     4. Annex I to the Agreement is hereby amended and restated as set forth in Annex I attached hereto and incorporated herein by reference.

     5. The address of Harbert, Weinberg and the Company set forth in Section
4.1 of the Agreement is hereby amended as follows: Suite 30-5000, 200 Public Square, Cleveland, Ohio 44114.

     6. In all other respects the Agreement shall remain unchanged and in full force and effect.


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Mr. Norman C. Harbert
Harbert Family Limited Partnership
Mr. Ronald E. Weinberg
Weinberg Family Limited Partnership
Mr. Byron S. Krantz
Krantz Family Limited Partnership
January 5, 1998
Page 3

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     Please acknowledge the foregoing by signing the enclosed copy of this letter below and returning it to me in the enclosed envelope as soon as possible.

                                        Very truly yours,

                                        HAWK CORPORATION

                                        By: /s/ Byron S. Krantz
                                            ------------------------------------
                                            Byron S. Krantz, Secretary

Enclosure


ACKNOWLEDGED AND AGREED:

/s/ Norman C. Harbert
------------------------------------------------
Norman C. Harbert

Harbert Family Limited Partnership

By: /s/ Norman C. Harbert
------------------------------------------------
    Norman C. Harbert, Managing General Partner

/s/ Ronald E. Weinberg
------------------------------------------------
Ronald E. Weinberg

Weinberg Family Limited Partnership

By: /s/ Ronald E. Weinberg
------------------------------------------------
    Ronald E. Weinberg, Managing General Partner

/s/ Byron S. Krantz
------------------------------------------------
Byron S. Krantz

Krantz Family Limited Partnership

By: /s/ Byron S. Krantz
------------------------------------------------
    Byron S. Krantz, Managing General Partner


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                                     ANNEX I


NAME AND ADDRESS OF STOCKHOLDER                    SHARES OF VOTING STOCK OWNED*
-------------------------------                    -----------------------------

Norman C. Harbert..........................60,564 shares of Class A Common Stock
c/o  Hawk Corporation                 and 539 shares of Series D Preferred Stock
200 Public Square, Suite 30-5000
Cleveland, Ohio  44114

Harbert Family Limited Partnership......1,107,561 shares of Class A Common Stock
c/o  Hawk Corporation                 and 150 shares of Series D Preferred Stock
200 Public Square, Suite 30-5000
Cleveland, Ohio  44114

Ronald E. Weinberg.........................57,295 shares of Class A Common Stock
c/o  Hawk Corporation                 and 539 shares of Series D Preferred Stock
200 Public Square, Suite 30-5000
Cleveland, Ohio  44114

Weinberg Family Limited Partnership.....1,078,153 shares of Class A Common Stock
c/o  Hawk Corporation                 and 150 shares of Series D Preferred Stock
200 Public Square, Suite 30-5000
Cleveland, Ohio  44114

Byron S. Krantz........................27,096 shares of Class A Common Stock and
c/o  Kohrman Jackson & Krantz P.L.L.      119 shares of Series D Preferred Stock
One Cleveland Center, 20th Floor
Cleveland, Ohio  44114

Krantz Family Limited Partnership.........243,876 shares of Class A Common Stock
c/o  Kohrman Jackson & Krantz P.L.L.   and 33 shares of Series D Preferred Stock
One Cleveland Center, 20th Floor
Cleveland, Ohio  44114

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* Reflects the number of shares after the public offering assuming full exercise of the underwriters' over-allotment option.